Total Revenue growth of 24% Commission and Fee growth of 19% Written Premium growth of 19% » Added 59,000 new customers in the quarter Membership, Marketplace and other revenue growth of 18% » Marketplace growth of 58% Significantly improved profitability » Improved operating margin by 1,210 bps » Net Income1 of $8 million compared to $(15) million » Adjusted EBITDA2 of $27 million compared to $7 million 1 Net Income in the current year includes a $6 million loss as a result of an increase in the fair value of warrant liabilities. 2 See Appendix for additional information regarding this non-GAAP financial measure.

Reset Hagerty’s cost base through restructurings and began to evaluate business process improvements to drive sustained margin improvement. » Operating income margins expanded by 960 bps compared to 2022. » Delivered an increase in Net Income of $26 million and Adjusted EBITDA1 of $90 million compared to 2022. Beginning to implement changes to business processes to drive sustained reductions in cost to acquire and cost to serve. » Performance marketing efforts powering efficient customer acquisition. » Improve efficiency of our member service center focused on reducing handle times and freeing up existing resources to handle continued growth in new members. » Adding resources to claims team to optimize spend and reduce losses. 1 See Appendix for additional information regarding this non-GAAP financial information

» Further improve loyalty to drive renewals and referrals » Enhance member experience in a cost effective and efficient way » Build Hagerty Marketplace into the most trusted and preferred place to buy, sell and finance collector cars » Expand insurance offerings, particularly in the post-1980s collectible space

Commission + fee revenue (+19%) » Written premium growth of 19% » Policies in Force retention of 89% Membership, marketplace + other revenue (+18%) » Membership revenue growth of 7% » Marketplace revenue growth of 58% Earned premium in Hagerty Re (+29%) » Contractual quota share2 ~80% in 2024

1 Q1 2022 Net Income includes a $32 million gain as a result of a decrease in fair value of warrant liabilities, Q1 2023 Net Income includes a $1 million loss and Q1 2024 includes a $6 million loss as a result of an increase in fair value of warrant liabilities. 2 See Appendix for additional information regarding this non-GAAP financial measure.

HAGERTY Q1 2024 | 9 IN THOUSANDS 2023 RESULTS 2024 OUTLOOK ($) 2024 OUTLOOK (%) Total Written Premium $907,175 $1,025,000 - $1,034,000 13% - 14% Total Revenue $1,000,213 $1,150,000 - $1,170,000 15% - 17% Net Income1 $28,179 $61,000 - $70,000 116% - 148% Adjusted EBITDA2 $88,162 $124,000 - $135,000 41% - 53%

PROVEN TRACK RECORD OF PROFITABLE LONG-TERM GROWTH



Hagerty U.S. Auto Premium Growth vs. Industry Top 100
Hagerty U.S. Auto - CAGR 13.7%
Industry Top 100 - CAGR 4.5%
Total Percentage Growth
500%
400%
300%
200%
100%
0%
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023



Hagerty U.S. Auto Loss Performance vs. Industry Top 100
Hagerty Loss Ratio[1] - average = 38.3%
Industry Loss Ratio - average = 67.5%
Total Loss Performance
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023

[1]Hagerty's full year 2022 loss ratio of 45.3% includes the $10.0 million impact from Hurricane Ian (2.5%) as well as the increased U.S. liability reserves of $6.5 million (1.6%). Recently implemented rate changes expected to drive 2023 loss ratios in line with historical results.

Source: Hagerty Internal Data, S&P Global Market Intelligence (2022).

HAGERTY Q1 2024 | 11

Total U.S. Auto Written Premium U.S. Auto Written Premium Annual Growth

Total Revenue 5 YEAR AVERAGE Operating Income 5 YEAR AVERAGE $ IN THOUSANDS Q1 Q2 Q3 Q4 Total 2019 78,479 109,722 111,472 97,601 397,274 2020 106,859 135,462 135,781 121,446 499,548 2021 129,200 167,409 168,086 154,384 619,079 2022 167,811 206,017 216,757 197,003 787,588 2023 218,352 261,244 275,574 245,043 1,000,213 5 Year Average Total Revenue % 21% 27% 27% 25% 100% $ IN THOUSANDS Q1 Q2 Q3 Q4 Total 2019 (5,808) 13,247 9,258 (6,149) 10,548 2020 (4,171) 17,441 12,650 (10,074) 15,846 2021 (5,096) 14,274 1,758 (21,006) (10,070) 2022 (13,004) 2,387 (21,223) (35,726) (67,566) 2023 (16,489) 17,253 16,117 (6,473) 10,408 5 Year Average Operating Income % (34)% 51% 67% 15% 100% (34%) 51% 67% 15% 70% 80% 60% 50% 40% 30% 20% 10% 0 (10%) (20%) (30%) (40%) (50%)

1 Includes base commissions, payment plan fees and contingent underwriting commissions. $ IN MILLIONS 94 107 112 117 127 140 147 152 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Earned premium in Hagerty Re 96 86 64 75 110 103 78 89 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Commission + fee revenue1 16 24 21 27 24 33 20 31 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Membership, marketplace + other revenue

RECONCILIATION OF NON-GAAP METRICS

Net Income (Loss) to Adjusted EBITDA

IN THOUSANDS	Q1 2023	Q2 2023 - Q4 2023	Q1 2024	TTM
Net income (loss)	**($15,025)**	**$43,204**	**$8,199**	**$51,403**
Interest and other income (expense)[1]	(5,647)	(17,174)	(7,244)	(24,418)
Income tax expense	3,668	12,925	5,129	18,054
Depreciation and amortization	13,743	32,066	10,560	42,626
EBITDA	**(3,261)**	**71,021**	**16,644**	**87,665**
Restructuring, impairment and related charges, net	5,535	3,277	—	3,277
Change in fair value of warrant liabilities	515	(12,058)	6,140	(5,918)
Share-based compensation expense	3,916	13,813	4,543	18,356
Losses and impairments related to divestitures	—	4,013	—	4,013
Other unusual items[2]	—	1,391	—	1,391
Adjusted EBITDA	**$6,705**	**$81,457**	**$27,327**	**$108,784**

[1] Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" on the Condensed Consolidated Statements of Operations.

[2] Other unusual items primarily includes certain legal settlement expenses (net) recognized in the year ended December 31, 2023.

Adjusted EBITDA

We define Adjusted EBITDA as consolidated Net income (loss), excluding interest and other income (expense), income tax expense, and depreciation and amortization, further adjusted to exclude (i) changes in the fair value of our warrant liabilities; (ii) share-based compensation expense; and when applicable, (iii) restructuring, impairment and related charges, net; (iv) the net gain or loss from asset disposals; (v) losses and impairments related to divestitures; and (vi) certain other unusual items.

We present Adjusted EBITDA because we consider it to be an important supplemental measure of the Company's performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management uses Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations.

By providing this non-GAAP financial measure, together with a reconciliation to Net income (loss), which is the most comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income (loss) or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance. Hagerty's definition of Adjusted EBITDA may be different than similarly titled measures used by other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

HAGERTY Q1 2024 | 17

Adjusted EPS The most directly comparable GAAP measure is basic earnings per share ("Basic EPS"), which is calculated as Net income (loss) available to Class A Common Stockholders divided by the weighted average number of Class A Common Stock shares outstanding during the period. We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including Basic EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share. 1 Numerator and Denominator of the GAAP measure Basic EPS 2 Numerator and Denominator of the non-GAAP measure Adjusted EPS IN THOUSANDS (EXCEPT PER SHARE AMOUNTS) Q1 2024 Q1 2023 Numerator: Net income (loss) available to Class A Common Stockholders1 $(3,189) $(2,099) Undistributed earnings allocated to Series A Convertible Preferred Stock — — Accretion of Series A Convertible Preferred Stock 1,838 — Net income (loss) attributable to non-controlling interest 9,550 (12,926) Consolidated net income (loss) 8,199 (15,025) Change in fair value of warrant liabilities 6,140 515 Revaluation gain on previously held equity method investment — — Adjusted consolidated net income (loss)2 $14,339 $(14,510) Denominator: Weighted-average shares of Class A Common Stock Outstanding - basic1 84,656 83,227 Total potentially dilutive shares outstanding: Conversion of non-controlling interest units of THG to Class A Common Stock 255,499 255,640 Conversion of Series A Convertible Preferred Stock to Class A Common Stock 6,785 — Total unissued share-based compensation awards 8,256 6,870 Total warrants outstanding 19,484 19,484 Potentially dilutive shares outstanding 290,024 281,994 Fully dilutive shares outstanding2 374,680 365,221 Basic Earnings (Loss) per Share1 $(0.04) $(0.03) Adjusted Earnings (Loss) per Share2 $0.04 $(0.04) In the third quarter of 2023, we began removing (i) the change in fair value of our warrants and (ii) the revaluation gain on previously held equity method investment from consolidated Net income (loss) for purposes of calculating Adjusted EPS. For comparability, references to prior period non-GAAP measures have been updated to show the effect of removing the change in the fair value of our warrants from Adjusted EPS. We believe this updated presentation of Adjusted EPS enhances investors' understanding of our financial performance from activities occurring in the ordinary course of our business.. We define Adjusted Earnings (Loss) Per Share ("Adjusted EPS") as consolidated Net income (loss), less the change in fair value of our warrants divided by our outstanding and total potentially dilutive securities, which includes (i) the weighted-average issued and outstanding shares of Class A Common Stock; (ii) all issued and outstanding non-controlling interest units of THG; (iii) all unexercised warrants; (iv) all unissued share-based compensation awards; and (v) all issued and outstanding shares of the Series A Convertible Preferred Stock.

Adjusted EBITDA By providing this non-GAAP financial measure, together with a reconciliation to Net income (loss), which is the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income (loss) or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance. Hagerty's definition of Adjusted EBITDA may be different than similarly titled measures used by other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies. IN THOUSANDS 2024 Low 2024 High Net Income $61,000 $70,000 Interest and Other (Income) Expense (1) (18,000) (18,000) Income Tax (Benefit) Expense 17,250 19,250 Depreciation and Amortization 46,000 46,000 Change in Fair Value of Warrant Liabilities — — Share-based Compensation Expense 17,750 17,750 Adjusted EBITDA $124,000 $135,000 We present Adjusted EBITDA because we consider it to be an important supplemental measure of the Company's performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management uses Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations. We define Adjusted EBITDA as consolidated Net income (loss), excluding interest and other income (expense), income tax expense, and depreciation and amortization, further adjusted to exclude (i) changes in the fair value of our warrant liabilities; (ii) share-based compensation expense; and when applicable, (iii) restructuring, impairment and related charges, net; (iv) the net gain or loss from asset disposals; (v) losses and impairments related to divestitures; and (vi) certain other unusual items. 1 Excludes interest expense related to the BAC Credit Facility, which is recorded within “Sales expense” on the Condensed Consolidated Statements of Operations.